                                                                    Exhibit 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

Name                                                                Jurisdiction of Formation
----                                                                -------------------------

A.   VIA NET.WORKS NY Corp.                                         New York

B.   VIA NET.WORKS HoldCo Inc.                                      Delaware

     1.  VIA Net Works Europe Holding B.V. (10 shares)              The Netherlands
         a.   Esoterica-Novas Technologias de Informacao, S.A.      Portugal
              a(1).   Expobyte, Conferencias e Exposicoes, S.A.
         b.   Artinternet, S.A.                                     France
         c.   VIA NET.WORKS Spain Holding S.L.                      Spain
              c(1).   Disbumad, S.L.                                Spain
         d.   MediaNet Ireland Limited                              Ireland
         e.   Gesellschaft fur Telekommunikations
              und Netzwerkdienst mbH                                Germany
              e(1). INS Vertriebs GmbH                              Germany
              e(2). Ecce Terram GmbH                                Germany
         f.   bART Holding B.V.                                     The Netherlands
              f(1). Home Vision B.V.                                The Netherlands
              f(2). Xenovic B.V.                                    The Netherlands
                  i. bART Den Haag B.V.                             The Netherlands
                  ii. bART Noord Nederland                          The Netherlands
                  iii. bART Midden Nederland                        The Netherlands
              f(3). Arameta B.V.                                    The Netherlands

     2.  Netlink Internet Services Limited                          United Kingdom

     3.  i-way Limited                                              United Kingdom
         a. i-Way Soho Limited                                      United Kingdom
         b. i-way Reading Limited                                   United Kingdom
         c. i-way Swindon Limited                                   United Kingdom
         d. i-way Brentford Limited                                 United Kingdom
         e. i-Way Oxford Limited                                    United Kingdom

     4.  U-Net Limited                                              United Kingdom

     5.  WorldWide Web Services Ltd.                                United Kingdom
         a.  Alphadial Limited                                      United Kingdom

D.   VIA Net Works UK Ltd.                                          United Kingdom

E.   Via Net.Works IRUCo. Limited                                   Ireland

F.   VIA Net Works Cayman                                         Cayman Islands

     1.  VIA Net Works Argentina, S.A.                              Argentina

     2.  V-I-A Holdings Brasil, Ltd.                                Brazil
         a.   Dialdata S.A.                                         Brazil

G.   InfoAcces S.A. de C.V.                                         Mexico

H.   M&C Management & Communications, S.A.                          Switzerland